Exhibit 23


                            INDEPENDENT AUDITORS' CONSENT


               We consent to the incorporation by reference in Registration Statements No. 33-47517, 33-70834 and 33-78928 of Advanced NMR Systems, Inc. (the "Company") on Form S-8 of our report dated November 29, 1995 on the consolidated financial statements of the Company and its subsidiaries for the nine month period ended September 30, 1995 and the years ended December 31, 1994 and December 31, 1993 appearing in this Annual Report on Form 10-K of the Company.



                                        Richard A. Eisner & Company, LLP


          Cambridge, Massachusetts
          January 10, 1996